UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Suite 150 Allentown, PA 18101-1179 (888) 211-6011	47-1197305

1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Suite 150 Allentown, PA 18101-1179 (888) 211-6011	23-3074920
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Holtwood and Lake Wallenpaupack Transaction
Holtwood, LLC (“Holtwood”), a wholly owned, indirect subsidiary of Talen Energy Supply, LLC (“Talen Energy Supply”) and Talen Energy Corporation (“Talen Energy”), has executed a definitive agreement dated October 7, 2015 (the “Hydro Sale Agreement”) to sell the Holtwood and Lake Wallenpaupack hydroelectric projects in Pennsylvania to BIF III Holtwood LLC (the “Hydro Buyer”), an entity controlled by Brookfield Renewable Energy Partners L.P., for a purchase price of $860 million, subject to customary purchase price adjustments. The two projects have a combined operating capacity of 292 megawatts.

Holtwood and the Hydro Buyer have each made customary representations, warranties and covenants in the Hydro Sale Agreement, which also includes customary indemnification provisions. The transaction is expected to close in the first quarter of 2016, subject to customary closing conditions and the receipt of required regulatory approvals, including approval by the Federal Energy Regulatory Commission (“FERC”) under the Federal Power Act and termination of the waiting period under the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR Act”). This transaction is part of a requirement to divest certain assets to comply with a December 2014 FERC order approving the transactions that formed Talen Energy.

The foregoing summary of the Hydro Sale Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Hydro Sale Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Ironwood Transaction
Talen Generation, LLC (“Talen Generation”), a wholly owned, indirect subsidiary of Talen Energy Supply and Talen Energy, has executed a definitive agreement dated October 7, 2015 (the “Ironwood Sale Agreement”) to sell the Ironwood natural gas combined-cycle unit in Pennsylvania to TransCanada Facility USA, Inc. (the “Ironwood Buyer”), for a purchase price of $654 million, subject to customary purchase price adjustments. The Ironwood unit has an operating capacity of 704 megawatts.
Talen Generation and the Ironwood Buyer have each made customary representations, warranties and covenants in the Ironwood Sale Agreement, which also includes customary indemnification provisions. The transaction is expected to close in the first quarter of 2016, subject to customary closing conditions and the receipt of required regulatory approvals, including approval by the FERC under the Federal Power Act and termination of the waiting period under the provisions of the HSR Act. This transaction is part of a requirement to divest certain assets to comply with a December 2014 FERC order approving the transactions that formed Talen Energy.
The foregoing summary of the Ironwood Sale Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Ironwood Sale Agreement, which is filed herewith as Exhibit 2.2 and is incorporated by reference herein.
Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.
On October 8, 2015, Talen Energy issued a press release announcing entry into the Hydro Sale Agreement and the Ironwood Sale Agreement. A copy of that press release is furnished as Exhibit 99.1.
As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

All statements contained herein other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. Although Talen Energy and Talen Energy Supply each believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: operating performance and the length of scheduled and unscheduled outages at generating plants; weather conditions affecting customer energy usage and/or the availability of fuel for the plants; volatility in the availability and/or price of electric transmission and/or fuel transmission and delivery services; the effect of any business, industry or market restructuring; and new accounting requirements or new interpretations or applications of existing requirements. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy's and Talen Energy Supply’s respective filings with the Securities and Exchange Commission that are available at www.sec.gov.

Section 9 - Financial Statement and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Asset Purchase Agreement, dated as of October 7, 2015, by and between Holtwood, LLC and BIF III Holtwood LLC*
2.2	Purchase and Sale Agreement, dated as of October 7, 2015, by and between Talen Generation, LLC and TransCanada Facility USA, Inc. *

99.1	October 8, 2015 press release

*
Pursuant to the rules of the Commission, schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish on a supplemental basis a copy of any omitted schedule to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Jeremy R. McGuire
Jeremy R. McGuire
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Jeremy R. McGuire
Jeremy R. McGuire
Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Dated: October 9, 2015